Exhibit 4.8

PATENT SECURITY AGREEMENT

This PATENT SECURITY AGREEMENT (this “Agreement”) is dated as of March 30, 2018, and is between CINEDIGM CORP., a Delaware corporation (the “Grantor”) and EAST WEST BANK (the “Bank”).

WITNESSETH:

WHEREAS pursuant to the terms of that certain Loan, Guaranty and Security Agreement, dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), among the Grantor, as borrower, the other parties from time to time party thereto (collectively, the “Loan Parties”) and the Bank, the Bank has agreed to extend credit and make certain financial accommodations to the Loan Parties;

WHEREAS the Loan Parties contemplate and intend that the Bank shall have all rights of a secured party in and to the Patent Collateral and any proceeds thereof, including, without limitation, if an Event of Default (as defined in the Loan Agreement) shall occur and be continuing, the right to exercise its remedies under the Loan Agreement in connection with all of the Grantor’s right, title and interest in the Patent Collateral; and

WHEREAS pursuant to the Loan Agreement, the Grantor is required to execute and deliver this Agreement.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the Grantor agrees as follows:

Section 1.       Defined Terms

Unless otherwise defined herein, capitalized terms used but not defined herein shall have the meaning ascribed to such terms in the Loan Agreement.

Section 2.      Grant of Security Interest in Patents

The Grantor hereby grants to the Bank a security interest in all of its right, title and interest in, to and under the Patents, including the Patents listed in Schedule A, in each case whether now owned or hereafter acquired (collectively, the “Patent Collateral”).

Section 3.      Security for Obligations

This Agreement secures, and the Patent Collateral is collateral security for, the prompt and complete payment or performance in full when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise of all Secured Obligations.

Section 4.      Security Agreement

The security interests granted pursuant to this Agreement are granted in conjunction with the security interests granted to the Bank pursuant to the Loan Agreement, and the Grantor hereby acknowledges and affirms that the rights and remedies of the Bank with respect to the security interest in the Patent Collateral made and granted hereby are more fully set forth in the Loan Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein. In the event of any irreconcilable conflict between the terms of this Agreement and the terms of the Loan Agreement, the terms of the Loan Agreement shall control.

Section 5.      Recordation

The Grantor hereby authorizes and requests that the Commissioner for Patents and any other applicable United States government officer record this Agreement.

Section 6.      Miscellaneous

This Agreement shall be governed by, and construed in accordance with the laws of the State of California.

This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single agreement.

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IN WITNESS WHEREOF, the Grantor has caused this Agreement to be duly executed and delivered by its duly authorized officer as of the date first set forth above.

GRANTOR:

CINEDIGM CORP.

By:	/s/ Gary S. Loffredo
Name: Gary S. Loffredo
Title: Executive Vice President – Business Affairs,
General Counsel and Secretary

(Signature Page to Patent Security Agreement)

BANK:

EAST WEST BANK

By:	/s/ Arde Sahraeean
Name: Arde Sahraeean
Title: Portfolio Officer, VP

(Signature Page to Patent Security Agreement)

SCHEDULE a

PATENT SECURITY AGREEMENT

Patents:

TITLE	MATTER TYPE	COUNTRY	STATUS	APPL. #	FILING DATE	PATENT #	ISSUE DATE
METHOD AND APPARATUS FOR MEDIA DUPLICATION	Utility – ORG	United States of America	Issued	11/696,093	3-Apr-07	8271648	9/18/2012

(Schedule A to Patent Security Agreement)